MODIFICATION AGREEMENT TO THE
                   REORGANIZATION AND STOCK EXCHANGE AGREEMENT

                                      AMONG

                     THE RATTLESNAKE HOLDING COMPANY, INC.,

                                       AND

                 OTTOMANELLI BROTHERS WEST, LTD., OTTOMANELLI'S
                      CAFE FRANCHISING CORP., 34TH ST. CAFE
                    ASSOCIATES, INC., GARDEN STATE CAFE CORP.



                             AND THEIR SHAREHOLDERS



                                FEBRUARY 26, 1998

                             MODIFICATION AGREEMENT


     Modification Agreement made as of February 26, 1998, by and among THE RATTLESNAKE HOLDING COMPANY, INC., a Delaware corporation and OTTOMANELLI BROTHERS WEST, LTD., OTTOMANELLI'S CAFE FRANCHISING CORP., 34TH ST. CAFE ASSOCIATES, INC., AND GARDEN STATE CAFE CORP. (Terms used but not defined in this Modification Agreement have the meanings set forth in the 1997 Agreement, as defined below.)

     WHEREAS, the parties hereto entered into a Reorganization and Stock Exchange Agreement (the "1997 Agreement"), dated August 21, 1997 (the 1997 Agreement and this Modification Agreement being referred to herein as the "Agreement".

     WHEREAS, the parties to the 1997 Agreement desire to modify and amend the 1997 Agreement.

     NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, it is agreed as follows:

     1. Modification of Preamble. The Preamble to the 1997 Agreement is hereby amended to alter the definition of "Ottomanelli Corporations" to include only Ottomanelli's Cafe Franchising Corp. and Garden State Cafe Corp.

     2. Modification of Section 2. Section 2 of the 1997 Agreement is hereby deleted and the following is inserted:

     2. Merger of Ottomanelli Corporations with Subsidiaries of RHC.

     (a) The Merger. On and subject to the terms and conditions of this Agreement, Ottomanelli's Cafe Franchising Corp, and Garden State Cafe Corp. shall be merged with Franchising Acquisition Corp. and Otto-GSC Acquisition Corp., respectively, (the "RHC Subsidiaries"), each a newly formed subsidiary of RHC with only nominal assets and liabilities (referred to hereinafter as the "Merger"), in accordance with the laws of their respective jurisdiction of organization and pursuant to the Plans of Merger annexed hereto as Exhibits A-1 and A-2, respectively. The Ottomanelli Corporations shall be the surviving corporations. If there is any inconsistency between the Agreement and the Plans of Merger, the Plans of Merger shall control.

     (b) The Merger Consideration. The merger consideration (the "Merger Consideration") payable to the Shareholders by RHC shall be as follows:

     (i) Consideration Deliverable at Closing. RHC shall issue and deliver to the Shareholders at the Closing (subject to Section 1(e) hereof), such number of shares of RHC Common Stock as shall equal, after the issuance thereof 37.5% of the RHC Common Stock issued and outstanding, (including for such purpose, all shares of Common Stock issuable under outstanding convertible RHC securities except for the Existing Preferred described in Section 2 (b)(ii) below) as of the date which is one day prior to the Closing. For the purposes of the preceding sentence, the shares issuable to J.B.L. of Nevada, Inc. and Michael Lauer shall be deemed issuable at $.30 per share. If the shares are issued at a different price, there shall be an appropriate, retroactive adjustment to the number of shares of Common Stock issued to the Shareholders at Closing.

     (ii) Consideration Deliverable at Private Placement. Reference is made to the existing Series A Preferred Stock of RHC and the rights related thereto (collectively the "Existing Preferred"). The holders of the Existing Preferred have agreed to exchange the Existing Preferred for RHC preferred stock in the Private Placement of a type simllar to the type being sold to investors in the Private Placement (the preferred stock to be issued in exchange for the Existing Preferred is referred to herein as the "New Preferred"). Simultaneously with the closing of the Private Placement, RHC shall issue and deliver to the Shareholders (subject to Section 1(e) hereof), such number of shares of RHC Common Stock as shall equal 60.0% of the maximum number of shares of RHC Common Stock into which the New Preferred could be converted as of that time.

     (iii) Consideration Deliverable at Subsequent Date. RHC shall issue and deliver to the Shareholders at the closing of the private placement described in
Section 2(d)(I)(b) below (the "Private Placement"), or April 1, 1998, whichever is later, (subject to Section 1(e) hereof) either of the following, at the sole election of RHC:

     (A) RHC common stock purchase warrants ("Ottomanelli Warrants") to purchase at the same exercise price (1) such number of shares of Common Stock as shall equal 60.0% of the Common Stock underlying all RHC warrants and options outstanding at the Closing Date, but only when and if those warrants and options are exercised by their holders and (2) such number of shares of Common Stock as shall equal 60.0% the Common Stock underlying the Preferred Stock or other securities to be issued by RHC in connection with the Private Placement (except for the New Preferred described in Section 2(b)(ii) above), but only when and if those securities are converted by the holders of the securities issued in the Private Placement; or

     (B) Such number of shares of RHC Common Stock, in addition to the Common Stock (the "Other Ottomanelli Issuances") issued to the Shareholders pursuant to Sections 2(b)(i) and (ii) above, as shall equal, after issuance, 12.5% of the RHC Common Stock issued and outstanding, including for such purpose, the Other Ottomanelli Issuances and all shares of Common stock issuable under (1) existing outstanding convertible RHC securities (other than the Existing Preferred) and
(2) the New Preferred, as of the closing date of the Private Placement.

     The Merger Consideration shall be allocated among the Shareholders in proportion to their respective holdings of the Ottomanelli Corporations' Capital Stock as set forth in Section 4(b) of the Disclosure Schedule. RHC covenants and agrees not to issue any shares of RHC Common Stock or any securities convertible into RHC Common Stock during the period commencing one day prior to the Closing.

     (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Robinson, Brog, Leinwand, Greene, Genovese & Gluck, P.C., 1345 Sixth Avenue, New York, New York, commencing at 2:00 p.m. local time on date hereof (the "Closing Date").

     (d) Recission by the Shareholders. Notwithstanding the Closing, and unless both of the following shall occur:

     (i) the completion of a private placement within three business days after Closing resulting in gross proceeds to RHC of at least $250,000; and

     (ii) the completion of the Private Placement, which shall be an equity security placement, within 60 days of the date on which a private placement memorandum reasonably acceptable to RHC and Commonwealth Associates is available, in the gross amount of at least $2,000,000 (which Private Placement shall include a refinancing or payment of the September 1997 placement in the amount of $150,000 and the post-closing placement referred to in (i) of this subsection), the Shareholders shall have the right for fifteen (15) days to rescind the transaction contemplated by this Agreement and have transferred to them all of the stock of the Ottomanelli Corporations, upon delivery of all of the Merger Consideration (other than as held in escrow pursuant to Section 1(e)), to RHC. RHC shall, in any event, bear all of the expenses of the transactions contemplated hereby and this Agreement shall otherwise be null and void.

     (e) Escrow of Portion of Merger Consideration. Notwithstanding the provisions of subsection (b) above, and because Ottomanelli Bros. West, Ltd. and 34th Street Cafe Associates, Inc. have been excluded from this transaction because Macy's East, Inc. has terminated their licenses effective February 21, 1998, one half (1/2) of any Merger Consideration otherwise deliverable to the Shareholders shall instead be placed in escrow with Hollenberg, Levin, Solomon, Ross, Beisky & Daniels, LLP pursuant to an escrow agreement annexed hereto as Exhibit B. It is anticipated that RHC will acquire or build one or more restaurants following the Closing (those acquired or built within 12 months after the Closing are referred to as the "Subject Restaurants"). If and when the sales (net of taxes and tips) of each Subject Restaurant for the first twelve months of its operations, when aggregated for all of the Subject Restaurants, totals at least $4,500,000, the Merger Consideration in escrow shall be delivered to the Shareholders. If such condition is not satisfied, the Merger Consideration in escrow shall instead be delivered to RHC.

     3. Modification to Section 3. Section 3(b) of the 1997 Agreement is modified to add Section 3(b)(xiii) which shall read as follows:

     "(xiii) Schedule 3(b)(xiii) annexed hereto sets forth as of one day prior to the Closing Date: (a) the capitalization of RHC; (b) all current and long-term debt of RHC; (c) all contingent obligations of RHC; (d) the amount of authorized capital stock of RHC; (e) the number of issued and outstanding shares of Common Stock and preferred stock of RHC; (f) the number of issued and outstanding options and warrants; and (g) a description of the terms and principal amount of all outstanding debt securities of RHC."

     4. Modification to Section 7.

     (a) Section 7(a)(xiii) of the 1997 Agreement is amended to read as follows:

     "(xiii) RHC shall have received a commitment letter in usual and customary form from Commonwealth Associates to effect and close the Private Placement of equity securities with gross proceeds of at least $2,000,000 on behalf of RHC within 60 days of the date on which a private placement memorandum reasonably acceptable to RHC and Commonwealth Associates is available."

     (b) Section 7(b)(vii) of the 1997 Agreement is amended to read as follows:

     "(vii) There shall be in fill' force and effect agreements entered into by RHC with respect to (a) $150,000 of RHC Debt held by J.L.B. of Nevada, Inc. and Michael Lauer, the conversion of which into Common Stock shall be automatically effected by the Closing; and (b) a contract of sale for the Fairfield restaurant having a purchase price of at least $350,000 and a cash payment at closing of at least $120,000 with the balance in the form of a second promissory note (said cash at closing to be paid to the holder of the debt on the Fairfield restaurant and said promissory note to be pledged to the holder of such debt), with the balance to be paid to the holder of the debt from the proceeds of the Private Placement."

     (c) Section 7(b)(viii) of the 1997 Agreement is amended to read as follows:

     "(viii) RHC shall have received a commitment letter in usual and customary form from Commonwealth Associates to effect and close the Private Placement of equity securities with gross proceeds of at least $2,000,000 on behalf of RHC within 60 days of the date on which a private placement memorandum reasonably acceptable to RHC and Commonwealth Associates is available."

     (d) Section 7(b)(x) of the 1997 Agreement is amended to read as follows:

     "(x) RHC shall have entered into an agreement with the holders of the Existing Preferred to exchange the same for the New Preferred, as contemplated by Section 2(a)(ii) hereof."

     (e) Section 7(b)(xii) of the 1997 Agreement is hereby deleted.

     5. Exhibits D and E. With respect to Exhibits E and F of the 1997 Agreement, Article IV of each Exhibit, entitled "Options", any reference to same contained in Exhibits E and F, is hereby deleted.

     6. Interim Financial Statements. The balance sheets of the Ottomanelli Corporations as of September 30, 1997 (the "Balance Sheet Date") and their income statements for the period from January 1, 1997 to the Balance Sheet Date (collectively the "Interim Financial Statements") have heretofore been delivered by the Shareholders to RHC. The Shareholders represent that the Interim Financial Statements present fairly the financial condition of the Ottomanelli Corporations as of such dates and the results of the operations of the Ottomanelli Corporations for such periods, and shall be consistent with the books and records of the Ottomanelli Corporations (which books and records are correct and complete in all material respects).

     7. Representation Letters. At Closing, the Shareholders shall execute representation letters concerning the Merger Consideration in customary form necessary to permit counsel to RHC to opine on the conformity of the issuance thereof with applicable securities laws and to confirm the statements made about them and the Ottomanelli Corporations in a private offering memorandum addressed to the holder of RHC Preferred Stock (including the termination of the Macy's operations on or about February 21, 1998).

     8. Committee of the Board. The Shareholders, as directors of RHC, agree to vote for the creation of a committee of the Board of Directors to administer the interest of RHC in, and to take action on behalf of RHC concerning, the Agreement, of which they shall not be members.

     9. Further  Modification  to Section 3.  Notwithstanding  the provisions of
Section 3(b)(vi) hereof, RHC has advised the other parties that it has not filed certain exhibits with the Securities and Exchange Commission. In addition, RHC has advised the other parties that the RHC Common Stock is not presently traded on either the NASDAQ Small Cap Market or the Boston Stock Exchange, and may no longer be registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

     10. Modification to Section 4(h). The introduction to Section 4(h) of the 1997 Agreement is modified as follows: "Since September 30, 1997".

     11. Modification to Section 4(i). With respect to Section 4(i) of the 1997 Agreement, the term "Financial Statements" includes the Interim Financial Statements.

     12. Full Force and Effect. Except as modified hereunder, the 1997 Agreement shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the undersigned have executed this Modification Agreement as of the day and year first above written.

                                        THE RATTLESNAKE HOLDING COMPANY INC.


                                     By:/s/Louis Malikow
                                        ----------------------------
                                        Name:Louis Malikow
                                        Title:   President

                                        /s/Joseph Ottomanelli
                                        ----------------------------
                                        JOSEPH OTTOMANELLI, Individually

                                        /s/Nicolo Ottomanelli
                                        -----------------------------
                                        NICOLO OTTOMANELLI, Individually

OTTOMANELLI BROTHERS WEST, LTD.

By:/s/Nicolo Ottomanelli
   ----------------------------
   Name:    Nicolo Ottomanelli
   Title:   President


OTTOMANELLI'S CAFE FRANCHISING CORP.

By:/s/Nicolo Ottomanelli
   ----------------------------
   Name:    Nicolo Ottomanelli
   Title:   President

34TH ST. CAFE ASSOCIATES, INC.

By:/s/Nicolo Ottomanelli
   ----------------------------
   Name:    Nicolo Ottomanelli
   Title:   President

GARDEN STATE CAFE CORP.

By:/s/Nicolo Ottomanelli
   ----------------------------
   Name:    Nicolo Ottomanelli
   Title:   President